SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1933

February 19, 2003

Date of Report (date of earliest event reported)

Artisan Components, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23649	77-0278185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

141 Caspian Court Sunnyvale, California 94089

(Address of principal executive offices)

(408) 734-5600

(Registrant’s telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

The financial statements of NurLogic Design, Inc. for the years ended May 31, 2002 and 2001 previously provided hereunder remain unchanged and are incorporated by reference into this Current Report on Form 8-K/A.

(b)  Pro forma financial information.

Based on the circumstances described above, the following unaudited condensed combined pro forma financial statements are hereby included in this Form 8-K on pages F-21 to F-27. Artisan believes the provision of these unaudited condensed combined pro forma financial statements to be in compliance with the requirements of Rule 11-01 and Rule 11-02 of Regulation S-X:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2002

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2002

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended December 31, 2002

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

2

(c)  Exhibits.

Exhibit Number	Description
2.1(1)	Agreement and Plan of Reorganization by and among Artisan Components, Inc., Venice Acquisition Corp. and NurLogic Design, Inc. dated as of October 18, 2002 with exhibits

2.1.1(1)	Amendment No. 1 to the Agreement dated November 20, 2002

2.1.2(1)	Amendment No. 2 to the Agreement dated December 30, 2002

2.1.3(1)	Amendment No. 3 to the Agreement dated January 8, 2003

2.1.4(1)	Amendment No. 4 to the Agreement dated January 31, 2003

23.1	Consent of Ernst & Young LLP, Independent Auditors

99.1(1)	Press Release dated February 20, 2003

(1)	Previously filed.

3

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 5, 2003

ARTISAN COMPONENTS, INC.

By:	/s/ MARK R. TEMPLETON
Mark R. Templeton President and Chief Executive Officer

4

ITEM 7(b).    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition by Artisan of NurLogic. The unaudited pro forma condensed combined balance sheet is based on the unaudited historical balance sheets of Artisan and NurLogic at December 31, 2002 and has been prepared to reflect the acquisition as if the acquisition was consummated on December 31, 2002. The unaudited pro forma condensed combined statements of operations combine the results of operations of Artisan and NurLogic for the year ended September 30, 2002 and for the three months ended December 31, 2002 as if the acquisition had occurred on October 1, 2002.

The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. All historical financial statements of NurLogic are presented to conform to the fiscal year end of Artisan. Accordingly, NurLogic’s statement of operations for the period from June 2001 through September 2001 were excluded from, and NurLogic’s statement of operations for the period from June 2002 through September 2002 were included in, the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2002. The unaudited pro forma condensed combined financial information is not intended to represent what Artisan’s financial position or results of operations would actually have been if the acquisition had occurred on those dates or to project Artisan’s financial position or results of operations for any future period. The unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Artisan and NurLogic. Artisan’s historical consolidated financial statements can be found in Artisan’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed on December 27, 2002 and quarterly report on Form 10-Q for the period ended December 31, 2002 filed on February 14, 2003. NurLogic’s historical financial statements are included elsewhere in this Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	December 31, 2002
	Artisan	NurLogic	Pro Forma Adjustments		Pro Forma Combined

ASSETS

Current assets:
Cash and cash equivalents	$25,981	$3,417	$ (4,598	)(a)(j)	$24,800
Marketable securities	28,765	—			28,765
Accounts receivable, net	12,055	2,764			14,819
Prepaid expenses and other current assets	2,275	356			2,631

Total current assets	69,076	6,537			71,015

Property and equipment, net	4,142	1,784			5,926
Notes receivable from related parties	—	420	(420	)(j)	—
Goodwill	13,741	—	17,785	(b)	31,526
Purchased intangible assets, net	1,779	—	10,490	(b)	12,269
Other assets	1,977	123			2,100

Total assets	$90,715	$8,864			$122,836

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$952	$334			$1,286
Accrued liabilities	5,309	1,223	1,020	(c)	7,552
Deferred revenue	8,048	1,184			9,232
Deferred tax liability	—	—	4,196	(d)	4,196
Capital lease obligations	—	120			120
Notes payable	—	517			517

Total current liabilities	14,309	3,378			22,903

Deferred revenue	810	—			810
Other liabilities	872	—			872
Capital lease, net of current	—	218			218
Notes payable, net of current	—	532			532

Total liabilities	15,991	4,128			25,335

Stockholders’ equity:
Preferred stock	—	4,896	(4,896	)(e)	—
Common stock	17	1,301	(1,300	)(e)	18
Additional paid in capital	80,569	—	24,232	(e)	104,801
Warrants	—	103	(103	)(e)	—
Deferred stock-based compensation	—	—	(696	)(i)	(696)
Notes receivable from shareholder	—	(240)			(240)
Accumulated deficit	(5,862)	(1,324)	804	(e)(f)	(6,382)

Total stockholders’ equity	74,724	4,736			97,501

Total liabilities and stockholders’ equity	$90,715	$8,864			$122,836

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year ended September 30, 2002
	Artisan	NurLogic	Pro Forma Adjustments		Pro Forma Combined

Revenue:
License	$27,728	$10,351			$38,079
Net royalty	9,518	116			9,634

Total revenue	37,246	10,467			47,713

Costs and expenses:
Cost of revenue	8,297	900			9,197
Product development	11,869	8,116			19,985
Sales and marketing	8,782	3,356			12,138
General and administrative	3,499	1,774			5,273
Amortization of purchased intangible assets	1,967	—	3,925	(g)	5,892
Provision for unused lease facility	1,219	—			1,219
Stock-based compensation expense	—	—	480	(i)	480

Total costs and expenses	35,633	14,146			54,184

Operating income (loss)	1,613	(3,679)			(6,471)
Interest and other income	842	125	(89	)(h)	878

Income (loss) before provision for income taxes	2,455	(3,554)			(5,593)
Income tax provision (benefit)	340	(789)	(1,570	)(d)	(2,019)

Net income (loss)	$2,115	$(2,765)			$(3,574)

Net income (loss) per share:
Basic	$0.13				$(0.20)

Diluted	$0.12				$(0.20)

Shares used in computing net income (loss) per share:
Basic	16,716				17,461
Diluted	17,991				17,461

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Three months ended December 31, 2002
	Artisan	NurLogic	Pro Forma Adjustments		Pro Forma Combined

Revenue:
License	$11,969	$2,526			$14,495
Net royalty	2,015	76			2,091

Total revenue	13,984	2,602			16,586

Costs and expenses:
Cost of revenue	3,906	135			4,041
Product development	2,935	1,938			4,873
Sales and marketing	3,104	785			3,889
General and administrative	1,395	1,078			2,473
Amortization of purchased intangible assets	492	—	1,066	(g)	1,558
Stock-based compensation expense	—	—	164	(i)	164

Total costs and expenses	11,832	3,936			16,998

Operating income (loss)	2,152	(1,334)			(412)
Interest and other income (expense), net	203	(1)	(22	)(h)	180

Income (loss) before provision for income taxes	2,355	(1,335)			(232)
Income tax provision (benefit)	190	0	(426	)(d)	(236)

Net income (loss)	$2,165	$(1,335)			$4

Net income (loss) per share:
Basic	$0.13				$0.00

Diluted	$0.11				$0.00

Shares used in computing net income per share:
Basic	17,103				17,848
Diluted	18,857				19,676

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.    Basis of Pro Forma Presentation

On February 19, 2003, Artisan completed its acquisition of NurLogic in a transaction accounted for as a purchase business combination. As consideration for the acquisition, Artisan paid approximately $5.0 million in cash, issued 745,000 shares of Artisan common stock, issued options to purchase 819,000 shares of Artisan common stock and incurred transaction related costs of $1.0 million.

The shares issued in the acquisition have been valued in accordance with Emerging Issue Task Force Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”). In accordance with EITF 99-12, Artisan has established that the first date on which the number of Artisan shares and the amount of other consideration became fixed was February 19, 2003. Accordingly, Artisan has valued the transaction using the average closing price two days before and two days after February 19, 2003, inclusive. The total purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date. The purchase price is an estimate due to anticipated merger costs; however, management expects the final purchase price to be materially consistent with our estimate. The fair market value of the options issued upon Artisan’s assumption of NurLogic options was determined using the Black-Scholes model using the following assumptions: expected life of two to six years, average risk-free interest rate of 1.91%, expected volatility of 97% and no expected dividend yield.

Artisan and NurLogic employ accounting policies that are in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of Artisan and NurLogic have been made.

Artisan has not identified any preacquisition contingencies where impairment of the related asset or liability is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events will occur and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

Note 2.    Pro Forma Adjustments and Assumptions

The unaudited pro forma financial information reflects a total estimated purchase price for NurLogic of $30.3 million as follows (in thousands):

Purchase price:
Cash	$5,018
Value of Artisan common stock	12,909
Fair value of stock options	11,324
Merger costs	1,020

Total consideration	$30,271

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

Under the purchase method of accounting, Artisan allocated the total purchase price to the acquired net tangible and intangible assets based upon their estimated fair market value as of the date of acquisition, February 19, 2003. The intangible assets recognized, apart from goodwill, represented contractual or other legal rights of NurLogic and those intangible assets of NurLogic that could be clearly identified. These intangible assets were identified and valued through interviews and analysis of data provided by NurLogic concerning development projects, their stage of development, the time and resources needed to complete them and, if applicable, their expected income generating ability. There were no other contractual or other legal rights of NurLogic clearly identifiable by management, other than those identified below. Management’s estimates of the allocation of the purchase price are as follows (in thousands):

Allocation of purchase price:
Net tangible assets acquired	$4,976

Intangible assets acquired:
Developed technology	9,240
Customer base	910
Order backlog	340

10,490

In-process research and development	520
Deferred stock-based compensation	696
Deferred tax liability	(4,196)
Goodwill	17,785

$30,271

Net tangible assets acquired.    Net tangible assets acquired of approximately $5.0 million consisted primarily of accounts receivable, property and equipment.

Developed technology.    Developed technology of approximately $9.2 million included intellectual property components for use in system-on-a-chip integrated circuits and consisted of the following:

➢	Intellectual property blocks of $5.3 million for analog and core products. Analog products consisted of a portfolio of analog functions that are required for intellectual property designs, such as analog timing circuits. Core products included high-level functional circuits which comprise input/output products, specialty input/output products, analog timing circuitry and digital circuitry.

➢	Existing technology of $3.5 million consisting of standard cells, standard input/output products and specialty input/output products. The standard cell library is a compilation of basic and complex function logic gates for use in digital integrated circuits. The standard input/output library is a compilation of input/output cells which function to interface the digital integrated circuits to other integrated circuits. Specialty input/output cells are specialized in that they are designed to specific industry standard specifications.

➢	Core technology of $430,000 representing a combination of processes, patents, filed patent applications and trade secrets used in standard cell and input/output products that are the bases for existing, in-process and future technology.

At the date of acquisition, the developed technology was complete and had reached technological feasibility. Any costs to be incurred in the future will relate to the ongoing maintenance of the developed technology and will be expensed as incurred. To estimate the fair value of the developed technology, an income approach was used with a discount rate of 18%, which included an analysis of future cash flows and the risks associated with achieving such cash flows. All developed technologies are being amortized over their estimated useful lives of two to four years.

Customer base and order backlog.    The customer base of $910,000 and order backlog of $340,000 represented the fair value of the existing customer relationships and maintenance agreements. To estimate the fair value of the customer base and order backlog, a cost approach (replacement value) was used. The customer base and order backlog are being amortized over their estimated useful lives of two to three years for customer base and six months for order backlog.

In-process research and development.    Development projects that had reached technological feasibility were classified as developed technology and the value assigned to developed technology was capitalized. Expensed in-process research and development of approximately $520,000 reflected certain research projects (primarily next generation core technology) that had not yet reached technological feasibility or had no alternative future use at the time of the acquisition. In order to achieve technological feasibility, Artisan estimated the hours required to complete the projects to cost approximately $300,000. Artisan estimated the fair value assigned to in-process research and development using the income approach, which discounts to present value the cash flows attributable to the technology once it had reached technological feasibility using a discount rate of 40%.

Goodwill.    Goodwill of approximately $17.8 million represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. NurLogic’s technology added complementary analog, mixed-signal and communications components to the existing product portfolio and allowed Artisan to provide more comprehensive products and pursue an expanded market opportunity. These opportunities, along with the ability to hire the NurLogic workforce, were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, Artisan are not amortizing goodwill relating to the NurLogic acquisition. Artisan will carry the goodwill at cost and test it for impairment annually and whenever events indicate that an impairment may have occurred.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

Note 3.    Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information (in thousands):

(a)	To record cash merger consideration of $5,018.

(b)	To record goodwill and purchased intangible assets.

(c)	To record the liability of $1,020 for direct merger costs.

(d)	To record a deferred tax liability of $4,196 related to identifiable intangible assets, and to record the related tax effect at 40% consisting of the US federal statutory rate and the state tax rate, net of federal benefit.

(e)	To eliminate the historical shareholders’ equity of NurLogic and record the estimated fair value of Artisan shares and options issued in the merger.

(f)	To record the in-process research and development charge of $520 assumed to be written off at December 31, 2002.

(g)	To record amortization of acquired intangible assets.

(h)	To record a decrease in interest income attributable to cash merger consideration.

(i)	To record deferred stock based compensation and compensation expense related to the unvested stock options issued as part of the acquisition which are amortized over the estimated service period in accordance with FIN 28.

(j)	To record collection of notes receivable from related parties of $420.

There were no transactions between Artisan and NurLogic during the periods presented. The unaudited pro forma condensed combined provision (benefit) for income taxes may not represent the amounts that would have resulted had Artisan and NurLogic filed consolidated income tax returns during the periods presented.

Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma condensed combined financial statements. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

Note 4.    Unaudited Pro Forma Combined Income (loss) Per Common Share

Basic unaudited pro forma income (loss) per common share is calculated based on the issuance of approximately 745,000 shares of Artisan common stock in the merger. The computation of diluted loss per common share for the year ended September 30, 2002 does not include outstanding options to purchase 1.3 million shares during fiscal 2002 because inclusion of such options would have been anti-dilutive. The computation of diluted loss per common share for the three months ended December 31, 2002 includes outstanding options to purchase 1.8 million shares during the three months ended December 31, 2002.

Exhibit Index

Exhibit Number	Description
2.1(1)	Agreement and Plan of Reorganization by and among Artisan Components, Inc., Venice Acquisition Corp. and NurLogic Design, Inc. dated as of October 18, 2002 with exhibits

2.1.1(1)	Amendment No. 1 to the Agreement dated November 20, 2002

2.1.2(1)	Amendment No. 2 to the Agreement dated December 30, 2002

2.1.3(1)	Amendment No. 3 to the Agreement dated January 8, 2003

2.1.4(1)	Amendment No. 4 to the Agreement dated January 31, 2003

23.1	Consent of Ernst & Young LLP, Independent Auditors

99.1(1)	Press Release dated February 19, 2003

(1)	Previously filed.